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                                                                      EXHIBIT 11




MET-COIL SYSTEMS CORPORATION
EXHIBIT 11 - COMPUTATION OF LOSS PER COMMON
   AND COMMON EQUIVALENT SHARES
(In thousands, except per share amounts)


                                                                         Three Months Ended           Six Months Ended
                                                                             November 30,                November 30,
                                                                          1995          1994        1995        1994
                                                                                      (Restated)             (Restated)
-----------------------------------------------------------------------------------------------------------------------
Common shares outstanding, beginning of period                           2,986         2,777       2,905        2,745

Weighted average of common shares issued                                    16             6          92           24

Weighted average common equivalent shares attributable to stock
  options granted, computed using the treasury stock method                ---            31         ---           31

---------------------------------------------------------------------------------------------------------------------

Weighted average common and common equivalent shares                     3,002         2,814       2,997        2,800
=====================================================================================================================



Net loss applicable to common stock                                    $  (426)      $  (487)    $(1,827)     $  (602)
=====================================================================================================================


Net loss per common and common equivalent share                        $ (0.14)      $ (0.17)    $ (0.61)     $ (0.22)
=====================================================================================================================